Exhibit 10.14

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), dated as of June 30, 2004, is made by ADVANCED BEVERAGE SOLUTIONS, an Illinois limited liability company (“Grantor”) whose principal place of business and chief executive office (as those terms are used in the U.C.C.) is located at 100 North Gary Avenue, Suite C, Roselle, Illinois, 60172, whose Illinois Secretary of State organizational number is 0038507-7 and whose tax identification number is 74-2948167, in favor of THE FROST NATIONAL BANK, a national banking association, as agent (in such capacity, the “Agent”) for each of the Banks under the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, of even date herewith (as modified, amended, supplemented, or restated from time to time, the “Credit Agreement”), among Lancer Partnership, Ltd., a Texas limited partnership (Operating Subsidiary”), Lancer de Mexico, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico Subsidiary”) (Operating Subsidiary and Mexico Subsidiary being hereinafter collectively referred to as “Borrower”), Grantor, Lancer Corporation, a Texas corporation, Lancer Capital Corporation, a Delaware corporation, Lancer International Sales, Inc., a Texas corporation, Servicios Lancermex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States, Industrias Lancermex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States and The Frost National Bank, individually and as Agent, Harris Trust and Savings Bank, an Illinois banking corporation, individually, and Whitney National Bank, a national banking association, individually, and each of the lenders that are now or hereafter parties thereto, and certain other financial institutions who from time to time are parties thereto (the “Banks”), the Banks have extended commitments to make Loans to Borrower;

WHEREAS, the Grantor has guarantied the payment and performance of the Obligations pursuant to that certain Affiliate Guaranty (the “Guaranty”) of even date herewith, in favor of the Agent for each of the Banks;

WHEREAS, as a condition precedent to the making of loans by the Banks under the Credit Agreement, the Grantor is required to execute and deliver this Security Agreement;

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Banks to make the Loans to the Borrower pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each of the Banks, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Certain Terms.  The following terms when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Collateral” is defined in Section 2.1.

“Collateral Account” is defined in Section 6.2.

“Event of Default” means the occurrence of any of the following events or conditions:

(a)           An Event of Default under the Credit Agreement shall occur and be continuing;

(b)           The failure to pay, when due, any portion of the Secured Indebtedness, subject to applicable notice and cure periods, if any;

(c)           The failure of Grantor to observe any of the terms, conditions or covenants contained in this Security Agreement, subject to applicable notice and cure periods, if any;

(d)           The ownership of the Collateral or any of the Collateral, except for Inventory sold in the ordinary course of business or as permitted under Section 4.1.3 hereof, or any legal or equitable interest therein, becomes vested in a person or entity other than Grantor; or

(e)           Agent shall receive at any time following the execution of this Security Agreement a search report indicating that Agent’s security interest is not prior to all other security interests or other interests reflected in the report.

“Lender Party” means, as the context may require, Agent, each Bank, and each of their respective successors, transferees and assigns.

“Receivables” is defined in clause (c) of Section 2.1.

“Related Contracts” is defined in clause (c) of Section 2.1.

“Secured Indebtedness” is defined in Section 2.2.

“U.C.C.” means the Texas Business and Commerce Code as in effect in the State of Texas on the date of this Security Agreement or as it may hereafter be amended from time to time.

SECTION 1.2.  Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3.  U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

SECTION 2.1.  Grant of Security.  Grantor hereby assigns and pledges to Agent for its benefit and the benefit of each of the Banks, and hereby grants to Agent, for its benefit and the benefit of each of the Banks, a security interest in all of the following personal property of Grantor, wherever located, whether now or hereafter existing or acquired (the “Collateral”):

(a)           Intentionally Omitted;

(b)           Intentionally Omitted;

(c)           all “accounts” as defined in the U.C.C., whether or not arising out of or in connection with the sale or lease or other disposition of goods or the rendering of services, and all rights of Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts (any and all such accounts being the “Receivables”, and any and all such security agreements, guaranties, leases and other contracts being the “Related Contracts”);

(d)           Intentionally Omitted;

(e)           Intentionally Omitted;

(f)            Intentionally Omitted;

(g)           Intentionally Omitted;

(h)           all “supporting obligations” as defined in the U.C.C.;

(i)            Intentionally Omitted;

(j)            all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1.;

(k)           Intentionally Omitted

(l)            all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including, without limitation, proceeds deposited from time to time in any deposit accounts or in any lock boxes of Grantor), and, to the extent not otherwise included, all payments under insurance (whether or not Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

SECTION 2.2.  Security for the Obligation.  This Security Agreement secures the payment and performance of the Obligations, including, without limitation, all obligations now or hereafter existing under the Credit Agreement, the Notes, the Guaranty, this Security Agreement and each of the other Loan Documents to which any of Grantor or the Borrowers is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. § 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §§ 502(b) and 506(b)) (all of the foregoing, together with all renewals, extensions and modifications of all or any part thereof, being the “Secured Indebtedness”).

SECTION 2.3.  Continuing Security Interest; Transfer of Notes.  This Security Agreement shall create a continuing security interest in the Collateral and shall:

(a)           remain in full force and effect until payment in full of the Secured Indebtedness and the termination of all Commitments;

(b)           be binding upon Grantor, its successors, transferees and assigns; and

(c)           inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and each other Lender Party.

Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer (in whole or in part) any note held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender Party under any Loan Document (including this Security Agreement), or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of the Credit Agreement.  Upon the payment in full of the Secured Indebtedness and the termination of all Commitments, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Grantor.  Upon any such termination, Agent will, at Grantor’s sole expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

SECTION 2.4.  Grantor Remains Liable.  Anything herein to the contrary notwithstanding:

(a)           Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b)           the exercise by Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c)           neither Agent nor any other Lender Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall Agent or any other Lender Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties.  Grantor hereby represents and warrants unto each Lender Party as set forth in this Article.

SECTION 3.1.1.  Location of Collateral, etc.  All of the lock boxes of Grantor are located at the places specified in Item B of Schedule I hereto.  The place(s) of business and chief executive office of Grantor and the office(s) where Grantor keeps its records concerning the Receivables, are located at the addresses specified in Item C of Schedule I hereto.  Except as set forth on Item D of Schedule I hereto, Grantor has no trade names.  Grantor has not been known by any legal name different from the one set forth on the signature page hereto.  Except as previously disclosed to Agent in writing, Grantor has not been the subject of any merger or other corporate reorganization.  Grantor is not a party to any Federal, state or local government contract.

SECTION 3.1.2.  Ownership, No Liens, etc.  Grantor has good and marketable title to the Collateral and Grantor is the legal and beneficial owner of the Collateral and owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Agent relating to this Security Agreement, and except as permitted by the Credit Agreement.

SECTION 3.1.3.  Intentionally Omitted.

SECTION 3.1.4.  Intentionally Omitted.

SECTION 3.1.5.  Validity, etc.  This Security Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Indebtedness, which security interest is a first priority security interest in the Collateral except to the extent previously disclosed to Agent in writing, and all filings and other actions necessary or desirable to perfect and protect such security interest will be duly made or taken.

SECTION 3.1.6.  Authorization, Approval, etc.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either:

(a)           for the grant by Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by Grantor; or

(b)           for the filing required for perfection of or the exercise by Agent of its rights and remedies hereunder.

SECTION 3.1.7.  Compliance with Laws.  Grantor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of Grantor or the value of the Collateral or the worth of the Collateral as collateral security.

SECTION 3.1.8.  Taxes.  All taxes, assessments and other charges levied against the Collateral have been paid in full, other than taxes, assessments and charges not yet due and payable.

SECTION 3.1.9.  Accuracy of Information.  The exact legal name, social security number (if applicable), tax identification number, employee identification number and organization number of Grantor is correctly shown in the first paragraph hereof.

ARTICLE IV

COVENANTS

SECTION 4.1.  Certain Covenants.  Grantor covenants and agrees that, so long as any portion of the Secured Indebtedness shall remain unpaid, and until the termination of the Commitments, Grantor will, unless the Required Banks under the Credit Agreement shall otherwise consent in writing, perform the obligations set forth in this Section.

SECTION 4.1.1.  Intentionally Omitted

SECTION 4.1.2.  As to Receivables.  Grantor shall keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, located at the addresses set forth in Item C of Schedule I hereto, or, upon 30 days’ prior written notice to Agent at such other locations in a jurisdiction where all actions required by the first sentence of Section 4.1.7 shall have been taken with respect to the Receivables; not change its name except upon 30 days’ prior written notice to Agent; hold and preserve such records and chattel paper; and permit representatives of Agent, at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

SECTION 4.1.3.  As to all Collateral.

(a)           Grantor shall not permit the ownership of any of the Collateral, or any legal or equitable interest therein, to become vested in any other person or entity unless otherwise permitted under or pursuant to the terms of the Credit Agreement; provided, however, until such time as Agent shall notify Grantor of the revocation of such power and authority Grantor (i) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as Agent may reasonably request or, in the absence of such request, as Grantor may deem advisable, and (ii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral.  Agent however, may, at any time after the occurrence of an Event of Default, whether before or after any revocation of such power and authority or the maturity of any of the Secured Indebtedness, notify any parties obligated on any of the Collateral to make payment to Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  Upon the written request of Agent after the occurrence of an Event of Default, Grantor will, at its own expense, within five (5) days after receipt of such request, notify any parties obligated on any of the Collateral to make payment to Agent of any amounts due or to become due thereunder.

(b)           Agent is authorized to endorse, in the name of Grantor, any item, howsoever received by Agent representing any payment on or other proceeds of any of the Collateral.

(c)           If any Collateral is in the possession of a third party, Grantor will join with Agent in notifying the third party of Agent’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Agent.

SECTION 4.1.4.  Intentionally Omitted.

SECTION 4.1.5.  Intentionally Omitted.

SECTION 4.1.6.  Transfers and Other Liens.  Grantor shall not:

(a)           sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

(b)           create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement.

SECTION 4.1.7.  Further Assurances, etc.  Grantor agrees that, from time to time at its own expense, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce their rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Grantor will:

(a)           upon the written request of Agent, mark conspicuously each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Agent indicating that such Related Contract or Collateral is subject to the security interest granted hereby;

(b)           upon the written request of Agent, any Receivable shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, and Grantor shall deliver and pledge to Agent hereunder such promissory note, instrument, negotiable document or chattel paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent;

(c)           execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be reasonably necessary or desirable, or as Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to Agent hereby;

(d)           furnish to Agent, from time to time upon Agent’s written request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail;

(e)           Intentionally Omitted;

(f)            Intentionally Omitted.

With respect to the foregoing and the grant of the security interests hereunder, Grantor hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law.  A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

SECTION 4.1.8.  Intentionally Omitted.

ARTICLE V

AGENT

SECTION 5.1.  Agent Appointed Attorney-in-Fact.  Grantor hereby irrevocably appoints Agent as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Agent’s discretion, to take any action and to execute any instruments which Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c)           to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral;

(d)           to perform the affirmative obligations of Grantor hereunder (including all obligations of Grantor pursuant to Section 4.1.7); and

(e)           to terminate any financing statements currently filed with respect to the Collateral.

Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2.  Agent May Perform.  If Grantor fails to perform any agreement contained herein, Agent may perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable by Grantor pursuant to Section 6.3.

SECTION 5.3.  Agent Has No Duty.  In addition to, and not in limitation of, Section 2.4, the powers conferred on Agent hereunder are solely to protect their interests (on behalf of the Banks) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4.  Reasonable Care.  Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1.  Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may:

(i)            require Grantor to, and Grantor hereby agrees that it will, at its expense and upon request of Agent, forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to all parties;

(ii)           without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable.  Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned; and

(iii)          in its own name or the name of Grantor, at any time, to notify any account debtor or obligor or any party obligated on any of the Collateral (including, but not limited to, the Receivables and Related Contracts) to make all payments due or to become due thereon directly to Agent or such other person or officer as Agent may require, whereupon the power and authority of Grantor to collect the same in the ordinary course of its business shall be deemed to be immediately revoked and terminated.  With or without such general notification, Agent may take or bring in Grantor’s name or that of the Agent all steps, actions, suits or proceedings deemed by Agent reasonably necessary or desirable to effect possession or collection of the Collateral, including sums due or paid thereon, may complete any contract or agreement of Grantor in any way related to any of the Collateral, may make allowances or adjustments related to the Collateral, may compromise any claims related to the Collateral, may issue credit in its own name or the name of Grantor, may remove from Grantor’s premises all documents, instruments, records, files or other items relating to the Collateral.  Regardless of any provision hereof, however, Agent shall never be liable for its failure to collect or for its failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Collateral or sums due or paid thereon, nor shall it be under any obligation whatsoever to anyone by virtue of this Security Agreement, except to account for the funds that it shall actually receive hereunder.

Each account debtor and obligor making payment to Agent hereunder shall be fully protected in relying on the written statement of Agent that it then holds a security interest which entitles it to receive such payments, and the receipt of Agent for such payment shall be full acquittance therefor to the one making such payment.

Issuance by Agent of a receipt to any person, firm, corporation or other entity obligated to pay any amounts to Grantor shall be a full and complete release, discharge and acquittance to such person, firm, corporation or other entity to the extent of any amount so paid to Agent.  Agent is hereby authorized and empowered on behalf of the Grantor to endorse the name of Grantor upon any check, draft, instrument, receipt, instruction or other document or items, including, but not limited to, all items evidencing payment upon any indebtedness of any person, firm, corporation or other entity to Grantor coming into Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof.  Agent is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of Grantor, after the occurrence of an Event of Default, as shall be deemed by Agent to be necessary or advisable, in the sole discretion of Agent, to protect their security interests in the Collateral or the repayment of the indebtedness secured hereby, and Agent shall not incur any liability in connection with or arising from its exercise of such power of attorney, except in the event of Agent’s willful misconduct or gross negligence.

In the event Agent shall elect to sell the Collateral, Agent may sell the Collateral without giving any warranties and shall be permitted to specifically disclaim any warranties of title or the like.  Further, if Agent sells any of the Collateral on credit, Grantor will be credited only with payments actually made by the purchaser, received by Agent and applied to the Indebtedness.  In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and Grantor shall be credited with the proceeds of the sale.

(b)           In addition to and without limiting the rights of Agent under Section 6.2. below, all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Agent, be held by Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Agent pursuant to Section 6.2) in whole or in part by Agent for the benefit of the Banks against, all or any part of the Secured Indebtedness in such order as provided in the Credit Agreement or as Agent shall elect.  Any surplus of such cash or cash proceeds held by Agent and remaining after payment in full of all the Secured Indebtedness shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.2.  Collateral Account.

(a)           If an Event of Default shall have occurred and be continuing, upon written notice by Agent to Grantor pursuant to this clause, all proceeds of Collateral received by Grantor shall be delivered in kind to Agent for deposit to a deposit account (the “Collateral Account”) of Grantor maintained with Agent, and Grantor shall not commingle any such proceeds, and shall hold separate and apart from all other property, all such proceeds in express trust for the benefit of Agent until delivery thereof is made to Agent.  No funds other than proceeds of Collateral will be deposited in the Collateral Account.

(b)           Agent shall have the right to apply any amount in the Collateral Account to the payment of any of the Secured Indebtedness that is due and payable or payable upon demand, or to the payment of any of the Secured Indebtedness at any time that an Event of Default shall have occurred and be continuing.  Agent may at any time transfer to Grantor’s general demand deposit accounts any or all of the collected funds in the Collateral Account; provided, however, that any such transfer shall not be deemed to be a waiver or modification of any of Agent’s rights under this Section.

SECTION 6.3.  Indemnity and Expenses.

(a)           Grantor agrees to indemnify Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from Agent’s gross negligence or willful misconduct.

WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO

MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON.

(b)           Grantor will upon demand pay to Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Agent may incur in connection with:

(i)            the administration of this Security Agreement;

(ii)           the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(iii)          the exercise or enforcement of any of the rights of Agent or the Banks hereunder; or

(iv)          the failure by Grantor to perform or observe any of the provisions hereof.

SECTION 6.4.  Rights Cumulative.  The rights, titles, interests, liens and securities of Agent hereunder shall be cumulative of all of the securities, rights, titles, interests or liens which Agent may now or at any time hereafter hold securing the payment of the Secured Indebtedness, or any part thereof.  Further, except as specifically noted as a waiver herein, no provision of this Security Agreement is intended by the parties to this Security Agreement to waive any rights, benefits or protection afforded to Agent under the U.C.C.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1.  Loan Document.  This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2.  Amendments, Etc.  No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be authenticated by the party against whom it is sought to be enforced (except to the extent of amendments specifically permitted by the U.C.C. without authentication by Agent or Grantor) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.3.  Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing or by facsimile and, if to Grantor, mailed, delivered or transmitted to it at the address or facsimile number set forth below its signature hereto, if to Agent, mailed, delivered or transmitted to it at the address or facsimile number of Agent specified in the Credit Agreement, or as to either party at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.  All such notices and other communications, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; and all such notices and other communications, if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

SECTION 7.4.  Section Captions.  Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

SECTION 7.5.  Severability.  Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

SECTION 7.6.  Limitation.  Regardless of any provisions contained in this Security Agreement, the Credit Agreement, the Notes, or any other evidences of the Secured Indebtedness, or other instruments executed or delivered in connection therewith, neither Agent nor any Lender Party shall ever be entitled to receive, collect or apply, as interest on the Secured Indebtedness, any amount in excess of the highest lawful rate and, in the event that Agent or any Lender Party ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Secured Indebtedness, and if the principal balance of the Secured Indebtedness is paid in full, any remaining excess shall be forthwith paid to Grantor.  In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, Grantor, Agent, and the Banks shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) “spread” the total amount of interest throughout the entire term of the Credit Agreement and the Notes so that the interest rate is uniform throughout the entire term of the Credit Agreement and the Notes.

SECTION 7.7.  Obligations Absolute.  All rights and remedies of the Agent hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:

(a)           any lack of validity or enforceability of the Credit Agreement or any of the other Loan Documents or any other agreement or instrument relating to any of the foregoing;

(b)           any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Indebtedness, any or all of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any of the Loan Documents;

(c)           any exchange, release, or non-perfection of any Collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Indebtedness; or

(d)           any other circumstance (other than payment in full of the Secured Indebtedness) that might otherwise constitute a defense available to, or a discharge of, the Grantor.

SECTION 7.8.  Successors and Assigns.  This Security Agreement is binding upon and shall inure to the benefit of Grantor, Agent, and the Banks, their respective heirs, executors, representatives, administrators, successors and assigns; provided, however, that Grantor may not, without the prior written consent of Agent, assign any rights, powers, duties or obligations hereunder.

SECTION 7.9.  Governing Law, Entire Agreement, etc.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

SECTION 7.10.  Final Agreement.  THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[Signature on following page.]

GRANTOR:

ADVANCED BEVERAGE SOLUTIONS, an Illinois limited liability company

By:	/s/ Scott Adams
Name:	Scott Adams
Title:	Secretary